Exhibit 23(b)



          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment to Registration Statement No. 333-65143 of Tucson Electric Power Company on Form S-4 of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of Tucson Electric Power Company, as amended by Form 10K/A, dated March 5, 1998, for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



          Deloitte & Touche LLP

          /s/  Deloitte & Touche LLP

               Tucson, Arizona
               November 2, 1998